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                                 EXHIBIT (23)(i)

Independent Auditors' Consent

We consent to the incorporation by reference in Registration Statement No. 33-46506 of Dycom Industries, Inc. on Form S-8 of our report dated September 26, 1997 appearing in this Annual Report on Form 10-K of Dycom Industries, Inc. for the year ended July 31, 1997.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Certified Public Accountants
West Palm Beach, Florida
September 30, 1997